SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2013

L3 Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-178482	300693512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7702 E Doubletree Ranch Rd. Ste 300 Scottsdale AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 480.902.3399

52 Grand View Lane Bellingham, WA 98229 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On June 25, 2013, Kent Ausburn agreed to transfer 1,130,000 of his shares of common stock to Miramar Investors Inc. for a total purchase price of $1,130. The source of the consideration paid to Kent Ausburn was the existing funds of Miramar Investors Inc. In addition, Mr. Ausbrun agreed to cancel his remaining 300,000 shares and return them to our treasury.

As a result of the purchase of shares, Miramar Investors Inc. is now in control of 66% of our issued and outstanding voting securities.

In connection with the sale of his controlling interest in the company, our current board of directors, comprised of Kent Ausburn, appointed Llorn Kylo to the board of directors and to certain officer positions and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 25, 2013, the board of directors appointed Llorn Kylo to our board of directors. In addition, the board appointed Mr. Kylo as President and Chief Executive Officer, to hold office until removed by the board of directors.

Following these appointments, the board accepted the resignation of Kent Ausburn as our former officer and director. There was no known disagreement with Mr. Ausburn regarding our operations, policies, or practices.

Llorn Kylo is our newly appointed President, Chief Executive Officer, and Director. Llorn Kylo, 38, was the owner of Kylo Homes, which developed, owned and managed a portfolio of residential properties for sale and rent from 2009 to June 2012. From 2002 to 2009, Mr. Kylo was the owner and Chief Executive Officer of Form 1 Land, Inc., a real estate development company and the President and a Director of Flex Resources Co., Ltd from January 2007 to September 2008. Mr. Kylo is also currently the officer and director of Berkshire Homes, Inc., a publicly traded company with the symbol, BKSH.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with our sole officer and director. Compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

7702 E Doubletree Ranch Rd. Ste 300

Scottsdale AZ 85258

480.902.3399

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3 Corp.

/s/ Llorn Kylo

Llorn Kylo

Chief Executive Officer

Date: June 26, 2013